UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2009

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the commencement of a “continuous equity” offering under which Equity Residential, a Maryland real estate investment trust (the “Company”), may sell up to 17,000,000 common shares of beneficial interest, par value $0.01 per share, of the Company (the “Shares”) from time to time during a three-year period in “at the market” offerings or certain other transactions (the “Offering”), the Company today filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated September 28, 2009 (the “Prospectus Supplement”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common shares and determinations by the Company of the appropriate sources of funding for the Company.

The Offering will occur pursuant to three separate sales agency financing agreements (individually, a “Sales Agreement” and together, the “Sales Agreements”) entered into by the Company and its operating partnership, ERP Operating Limited Partnership (the “Operating Partnership”), with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., and Morgan Stanley & Co. Incorporated, as agents for the offer and sale of the Shares (individually, a “Sales Agent” and together, the “Sales Agents”). Each Sales Agreement has a three-year term and provides that the Company may offer and sell from time to time pursuant to the Sales Agreements up to 17,000,000 Shares during such three-year term through the Sales Agents. The Sales Agreements provide that each Sales Agent will be entitled to compensation not to exceed 2.0% of the gross sales price per share for any of the Shares sold under the relevant Sales Agreement.

Sales of the Shares, if any, under the Sales Agreements may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange, as well as in negotiated or other transactions described in the Prospectus Supplement. The Company has no obligation to sell any of the Shares in the Offering, and may at any time suspend solicitation and offers under the Sales Agreements or terminate the Sales Agreements.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-156156) filed on December 16, 2008 with the SEC. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

The Sales Agreements are filed as Exhibits 1.1, 1.2 and 1.3 to this Current Report. The description of the Sales Agreements does not purport to be complete and is qualified in its entirety by reference to the Sales Agreements filed herewith as exhibits to the Current Report.

Item 8.01	Other Events.

On September 29, 2009, the Company announced via press release that it has filed the Prospectus Supplement with the SEC and entered into three separate Sales Agreements with the Sale Agents for the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
1.1	Sales Agency Financing Agreement, dated September 28, 2009, among the Company, the Operating Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

1.2	Sales Agency Financing Agreement, dated September 28, 2009, among the Company, the Operating Partnership and J.P. Morgan Securities Inc.

1.3	Sales Agency Financing Agreement, dated September 28, 2009, among the Company, the Operating Partnership and Morgan Stanley & Co. Incorporated.

5.1	Opinion of Sidley Austin LLP regarding the legality of the shares offered

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

99.1	Press release issued by the Company on September 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: September 29, 2009	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: September 29, 2009	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Sales Agency Financing Agreement, dated September 28, 2009, among the Company, the Operating Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

1.2	Sales Agency Financing Agreement, dated September 28, 2009, among the Company, the Operating Partnership and J.P. Morgan Securities Inc.

1.3	Sales Agency Financing Agreement, dated September 28, 2009, among the Company, the Operating Partnership and Morgan Stanley & Co. Incorporated.

5.1	Opinion of Sidley Austin LLP regarding the legality of the shares offered

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

99.1	Press release issued by the Company on September 29, 2009